NEWS RELEASE

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro Chairman & CEO (312) 346-8100	Scott Eckstein Analysts/Investors (212) 827-3766 seckstein@mww.com

NYSE: ORI
FOR IMMEDIATE RELEASE
WEDNESDAY, MARCH 21, 2012

OLD REPUBLIC COMBINES ITS MORTGAGE GUARANTY AND CONSUMER CREDIT INDEMNITY BUSINESSES

CHICAGO – March 21, 2012 - Old Republic International Corporation (NYSE: ORI) today announced it is combining its Consumer Credit Indemnity (CCI) division with its Mortgage Guaranty (MI) segment.  The two operations offer similar insurance coverages, share the same senior management leadership, and have been operating in run-off mode since 2008 and August 2011, respectively.  With this action, the Old Republic Mortgage Guaranty Group (ORMGG) has been re-named the Republic Financial Indemnity Group, Inc. (RFIG).  RFIG will include a credit indemnity insurer, three existing mortgage insurers, and four related services entities, all of which will be separately held.

Recessionary conditions in U.S. housing finance beginning in 2007 have erased the long-term profitability of the MI and CCI insurance lines and led to substantial losses.  As a result, capital funds identified with these lines at year-end 2006 have been fully depleted.  While Old Republic maintains a long-term strategic interest in these lines, it has stopped additional capital funding for them since they no longer meet its enterprise risk management disciplines and business diversification objectives.  These circumstances also reinforce Old Republic’s resolve to: 1) safeguard policyholders’ interests in its general (property and liability), title, and life & health insurance subsidiaries by maintaining long-established protective barriers around these companies; and 2) protect economic values inuring to the Company’s debt holders and shareholders.

In consideration of all these factors, Old Republic’s management and board of directors have concluded that a necessary future recapitalization of the combined business can best be effected by separating these operations from the ORI holding company.  Combining the MI and CCI lines, while maintaining their separateness within RFIG, provides the corporate structure to achieve this.  Management and the board are evaluating alternative approaches to most effectively and economically achieve these objectives and expect to announce a plan in the near term.

Financial Supplement/Statistical Exhibit

The plan will require certain regulatory approvals, including the authorization of various inter-company general insurance agreements for the CCI line, and the transfer of a small general insurance subsidiary to RFIG.  In anticipation of executing the plan, several explanatory pro forma financial schedules have been developed to portray the likely effects a separation of the MI and CCI lines would have on Old Republic’s segmented and consolidated financial statements. The schedules are included in a Statistical Exhibit posted on the Company’s website: www.oldrepublic.com.  Here is a listing of the schedules and their content:

Schedule A -                        Pro Forma Summary Statement of Financial Condition of the Reconstituted Republic Financial Indemnity Group, Inc. (RFIG) as of December 31, 2011- These summary statements reflect the early 2012 combination of the CCI division and related capital transactions.

Schedule B -                         Pro Forma Summary Statement of Financial Condition of Old Republic International Corporation as of December 31, 2011, reflecting a separation of RFIG (shown in Schedule A) - These statements reflect the early 2012 combination of the CCI division with the MI segment and its pro forma separation from ORI.

Schedule C -                         Pro Forma Summary Income Statements of the Reconstituted RFIG for the Five Years ended December 31, 2011 - These statements show the combination of historical MI and CCI results.  The CCI line has been a division of the Old Republic General Insurance Group, Inc. since it was established in 1954.

Schedule C-1 -                     Pro Forma Summary Income Statements of the Reconstituted RFIG for Each Quarter of 2011 - These statements reflect all the factors considered in Schedule C and provide appropriate comparisons for ORI’s forthcoming quarterly financial reports in 2012.

Schedule D -                         Pro Forma Summary Income Statements of the Old Republic General Insurance Group, Inc., for the Five Years ended December 31, 2011 - These statements reflect the historical General Insurance segment results with and without the CCI division.

Schedule D-1 -                    Pro Forma Summary Income Statements of the Old Republic General Insurance Group, Inc. for Each Quarter of 2011 - These statements reflect all the factors considered in Schedule D and provide appropriate comparisons for ORI’s forthcoming quarterly financial reports in 2012.

Schedule E -                        Pro Forma Consolidated Summary Income Statements of Old Republic International Corporation for the Five Years ended December 31, 2011 - These statements reflect the historical Old Republic consolidated results with and without the reconstituted RFIG.

Schedule E-1 -                      Pro Forma Consolidated Summary Income Statements of Old Republic International Corporation for Each Quarter of 2011 - These statements reflect all the factors considered in Schedule E and provide appropriate comparisons for ORI’s forthcoming quarterly financial reports in 2012.

Schedule F -                         Sources of Dividend Paying Capacity, Dividends Received, and Dividends Paid by Old Republic International Corporation and Subsidiaries for the five years ended December 31, 2011

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) tomorrow, Thursday, March 22, 2012, to discuss this news release.  To access this call, please log on to the Company’s website at www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 1-877-870-5176, passcode 6463320, which will be available through March 29, 2012.  The replay will also be available on Old Republic International’s website.

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation’s 50 largest publicly held insurance organizations.  Its most recent financial statements reflect consolidated assets of approximately $16.0 billion and common shareholders’ equity of $3.77 billion, or $14.76 per share.  Its current stock market valuation is approximately $2.7 billion, or $10.56 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent times.

The nature of Old Republic’s business requires that it be managed for the long run. For the 25 years ended in 2011, the Company’s total market return, with dividends reinvested, has grown at a compound annual rate of 9.1 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.3 percent compound annual rate. During those years, Old Republic’s shareholders’ equity account, including cash dividends, has risen at an average annual rate of 10.8 percent per share, and the regular cash dividend has grown at a 10.0 percent compound annual rate. According to the most recent edition of Mergent’s Dividend Achievers, Old Republic is one of just 91 qualifying companies, out of several thousand publicly held U.S. corporations, that have posted at least 25 consecutive years of annual dividend increases

Safe Harbor Statement

Historical data on the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic do not necessarily indicate future results. In addition to the factors cited in the next paragraph, the following items can affect period-to-period comparisons in future operating performance: the long-term nature of the insurance business, changes in seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims.

Some of the oral or written statements made in the Company’s reports, news releases, and conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be particularly affected by the level of market competition—which is typically a function of available capital and expected returns on capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events.  Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans.  Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises.  Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in lapsed policy rates. At the parent holding company level, operating earnings or losses generally reflect the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations.

A more detailed listing and discussion of the risks and other factors that affect Old Republic’s risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the 2011 Form 10-K report; and Part II, Item 1A - Risk Factors, of its most recent Form 10-Q report to the Securities and Exchange Commission.  These reports are specifically incorporated here by reference.

Any forward-looking statements or commentaries speak only as of the dates they were made. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on
Old Republic International, visit www.oldrepublic.com.

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